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                                                                     EXHIBIT 3.2


                              ANALOG DEVICES, INC.

                                    BY-LAWS

                            ARTICLE I- STOCKHOLDERS

      1. PLACE OF MEETINGS. All meetings of stockholders shall be held within Massachusetts unless the Articles of Organization permit the holding of stockholder meetings outside Massachusetts, in which event such meetings may be held either within or without Massachusetts. Meetings of stockholders shall be held at the principal office of the corporation unless a different place is fixed by the Directors or the President and stated in the notice of the meeting.

      2. ANNUAL MEETINGS. The annual meeting of stockholders shall be held on such date, within six months after the end of the fiscal year of the corporation, and at such hour and place as shall be fixed by the Board of Directors of the corporation. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Board of Directors or the President.

      3. SPECIAL MEETINGS. Special meetings of stockholders may be called by the President or by the Board of Directors. In addition, upon written application of one or more stockholders who are entitled to vote and who hold at least the Required Percentage (as defined below) of the capital stock entitled to vote at the meeting (the "Voting Stock"), special meetings shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer. For purposes of this Section 3, the "Required Percentage" shall be 80% or such lesser percentage as shall constitute the maximum percentage permitted by law for this purpose. Any request for a call of a special meeting of stockholders ("Call") by the holders of the Required Percentage of the Voting Stock shall be governed by and subject to the following:

      (a) Any stockholder of record seeking to solicit requests for a Call pursuant to this Section 3 shall so notify the Clerk of the corporation in writing, and such written notification shall set forth the reason or reasons for the Call and the purpose or purposes of such special meeting.

      (b) No solicitation of stockholder requests for a Call ("Call Solicitation") may be commenced (i) before the Call Request Record Date, as defined in paragraph (c) of this Section 3, or (ii) during the period of 120 days following the most recent meeting of the stockholders of the corporation.

      (c) In order that the corporation may determine the stockholders entitled to request a Call, the Board of Directors of the corporation shall fix a record date (the "Call Request Record Date"). Any stockholder of record seeking to solicit stockholder requests for a Call shall, with delivery to the corporation of the written information specified in paragraph (a), request in writing that the Board of Directors fix the Call Request Record Date. The Board of Directors shall, within 10 days after the date on which such request is received, adopt a resolution fixing the Call Request Record Date, and such Call Request Record Date shall be not more than 10 days after the date upon which
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such resolution is adopted by the Board of Directors.

      (d) All requests for a Call and revocations thereof shall be delivered to the corporation no later than the 30th day (the "Delivery Date") after the Call Request Record Date.

      (e) Any stockholder may revoke a prior request for a Call or opposition to a Call by an instrument in writing delivered prior to the Delivery Date.

      (f) Promptly after the Delivery Date, requests for a Call and revocations thereof shall be counted and verified by an independent party selected by the corporation.

      (g) If, in response to any Call Solicitation, the holders of record of the Required Percentage of the Voting Stock as of the Call Request Record Date submit valid and unrevoked requests for a Call no later than the Delivery Date, the Board of Directors of the corporation shall fix a record date pursuant to
Section 4 of Article I hereof and a meeting date for the special meeting, PROVIDED that the date to be fixed for such meeting shall be no earlier than 60 days or later than 90 days after the Delivery Date, and PROVIDED FURTHER that the Board of Directors shall not be obligated to fix a meeting date or to hold any meeting of stockholders within 60 days of the next scheduled meeting of the stockholders of the corporation.

      (h) In the absence of a quorum at any special meeting called pursuant to a Call Solicitation, such special meeting may be postponed or adjourned from time to time only by the officer of the corporation entitled to preside at such meeting.

      (i) If a Call Solicitation does not receive the support of the holders of record of the Required Percentage of the Voting Stock, no subsequent Call may be made or solicited by any stockholder during a period of 90 days after the Delivery Date.

      4. NOTICE OF MEETINGS. Except as provided in Section 3 of this Article I, a written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or other person calling the meeting at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the Articles of Organization or by these By-Laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the corporation. Whenever any notice is required to be given to a stockholder by law, by the Articles of Organization or by these By-Laws, no such notice need to be given if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

      5. QUORUM. Unless the Articles of Organization otherwise provide, a majority in interest of all stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter, except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of a majority in interest of the stock of that class issued, outstanding and entitled to vote.
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      6.    ADJOURNMENTS. Except as provided in Section 3 of this Article I, any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting, if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.

      7. VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation and a proportionate vote for a fractional share so held by him, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purported to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

      8. ACTION AT MEETING. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), except where a larger vote is required by law, the Articles of Organization or these By-Laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock.

      9. ACTION WITHOUT MEETING. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                             ARTICLE II - DIRECTORS

      1. POWERS. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
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      2.    NUMBER OF DIRECTORS, ELECTION. The number of Directors of the corporation, which shall not be less than three, shall be fixed from time to time by a majority of the Directors then in office. Elections of Directors need not be by written ballot except as and to the extent provided in the By-Laws of the corporation.

      3. CLASSES OF DIRECTORS. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one Director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of Directors by three, then if such fraction is one-third, the extra Director shall be a member of Class III and, if such fraction is two-thirds, one of the extra Directors shall be a member of Class III and one of the extra Directors shall be a member of Class II, unless otherwise provided for from time to time by vote adopted by a majority of the Directors then in office.

      4. TERMS OF OFFICE. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, however, that each initial Director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the corporation's fiscal year 1990; each initial Director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the corporation's fiscal year 1991; and each initial Director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the corporation's fiscal year 1992. Notwithstanding any provisions to the contrary contained herein, each Director shall serve until a successor is elected and qualified or until his death, resignation or removal.

      5. ENLARGEMENT OF THE BOARD; VACANCIES. The number of Directors constituting the Board of Directors may be increased solely by vote of a majority of the Directors then in office, even though less than a quorum. Any vacancies in the Board of Directors occurring for any reason and any newly created directorships resulting from any increase in the number of Directors shall be filled solely by the Board of Directors acting by the vote of a majority of the Directors then in office, even though less than a quorum. Each Director chosen to fill a vacancy shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

      6. ALLOCATION OF DIRECTORS AMONG CLASSES. In the event of any increase or decrease in the authorized number of Directors, (a) each Director then serving as such shall nevertheless continue as Director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to ensure that no one class has more than one Director more than any other class. To the extent possible, consistent with the foregoing, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the Directors then in office, although less than a quorum.
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      7.    QUORUM; ACTION OF MEETING. A majority of the Directors at any time in office shall constitute a quorum for the transaction of business and, if at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law, by the Articles of Organization of the corporation or by these By-Laws.

      8. RESIGNATIONS. Any Director may resign by delivering his written resignation to the corporation's President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      9. REMOVAL. A Director may be removed from office (a) with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

      10. MEETINGS. Regular meetings of the Directors may be held without call or notice at such places, within or without Massachusetts, and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

      Special meetings of the Directors may be held at any time and place, within or without Massachusetts, designated in a call by the President, Treasurer or two or more Directors.

      11. NOTICE OF SPECIAL MEETINGS. Notice of all special meetings of the Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least forty-eight hours in advance of the meeting, or by written notice mailed to his business or home address at least seventy-two hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

      12. ACTION AT MEETING. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws, shall be sufficient to take any action.

      13. ACTION OF CONSENT. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings. Such consent shall be
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treated as a vote of the Directors for all purposes.

      14. COMMITTEES. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive committee or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

      15.   MASSACHUSETTS LAW. To the extent that any of the provisions in this
Article II relating to the classification of Directors conflicts or is inconsistent with any of the provisions of Section 50A of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, as amended from time to time, the provisions of Section 50A shall govern and control.

                             ARTICLE III - OFFICERS

      1. ENUMERATION. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including a Chairman of the Board, one or more Vice Presidents, Assistant Treasurers, Assistant Clerks and Secretary as the Directors may determine.

      2. ELECTION. The President, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be appointed by the Directors at such meeting or at any other meeting.

      3. QUALIFICATION. The President shall be a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

      4. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a different term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      5. REMOVAL. The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

      6.    CHAIRMAN OF THE BOARD. The Directors may appoint a Chairman of
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the Board and may designate him as Chief Executive Officer. If the Directors appoint a Chairman of the Board, he shall perform such duties and shall possess such powers as are assigned to him by the Board of Directors. If the Board of Directors shall designate the Chairman as Chief Executive Officer, he shall have general charge and supervision of the business of the corporation, subject to the direction of the Directors. The Chairman of the Board shall, when present, preside at all meetings of the Directors.

      7. PRESIDENT. Unless the Directors have designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation and shall have general charge and supervision of the business of the corporation. The President shall perform such other duties and shall possess such other powers as the Board of Directors may from time to time prescribe.

      8. VICE PRESIDENT. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

      9. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the corporation, except as the Directors may otherwise provide.

            The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

      10. CLERK AND ASSISTANT CLERKS. The Clerk shall keep a record of the meetings of stockholders. Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each.

            If there is no Secretary or Assistant Secretary, the Clerk shall keep a record of the meetings of the Directors.

            The Assistant Clerk, or if there shall be more than one, the Assistant Clerks in the order determined by the Directors, shall, in the absence or disability of the Clerk, perform the duties and exercise the powers of the Clerk and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

      11. SECRETARY AND ASSISTANT SECRETARIES. If a Secretary is appointed, he shall attend all meetings of the Directors and shall keep a record of the meetings of the Directors. He shall, when required, notify the Directors of their meetings, and shall have such other powers and shall perform such other duties as the Directors may from time to time prescribe.

            The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Directors, shall, in the
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absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and shall have such other powers as the Directors may from time to time prescribe.

      12. OTHER POWERS AND DUTIES. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.

                           ARTICLE IV - CAPITAL STOCK

      1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

            Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and specifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

      2. TRANSFERS. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

            It shall be the duty of each stockholder to notify the corporation of his post office address and of his taxpayer identification number.

      3.    RECORD DATE. The Directors may fix in advance a time not more
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than sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

      4. REPLACEMENT OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Directors may require for the protection of the corporation or any transfer agent or registrar.

      5. ISSUE OF CAPITAL STOCK. Unless otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of the capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Directors, in such manner, for such consideration and on such terms as the Directors may determine.

                      ARTICLE V - MISCELLANEOUS PROVISIONS

      1. FISCAL YEAR. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the 52 or 53 week period, as the case may be, ending on the Saturday which is closest to the last day of October.

      2. SEAL. The seal of the corporation shall, subject to alteration by the Directors, bear its name, the word "Massachusetts," and the year of its incorporation.

      3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the directors may generally or in particular cases otherwise determine.

      4. VOTING OF SECURITIES. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney in fact for, this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

      5. CORPORATE RECORDS. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said
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copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

      6. EVIDENCE OF AUTHORITY. A certificate by the Clerk or Secretary, or an Assistant Clerk or Assistant Secretary, or a temporary Clerk or temporary Secretary, as to any action taken by the stockholders, Directors, Executive Committee or any officer or representative of the corporation shall as to all persons who rely thereon in good faith be conclusive evidence of such action.

      7. ARTICLES OF ORGANIZATION. All reference in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

      8. TRANSACTIONS WITH INTERESTED PARTIES. In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any firm, association, partnership or person shall be affected or invalidated by the fact that any Director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or is in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; provided that the fact that he individually or as a director, member or officer of such corporation, firm, association or partnership is such a party or is so interested shall be disclosed to or shall have been known by the Board of Directors or a majority of such members thereof as shall be present at a meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; any Director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of this corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or were not a director, member of officer of such other corporation, firm, association or partnership, provided that any vote with respect to such contract or transaction must be adopted by a majority of the Directors then in office who have no interest in such contract or transaction.

      9. AMENDMENTS. These By-Laws may be amended by the affirmative vote of the holders of a majority of the shares of each class of capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors, by a majority of their number then in office, may also make, amend or repeal these By-Laws, in whole or in part, except with respect to (a) the provisions of these By-Laws governing (i) the removal of Directors, (ii) the indemnification of Directors and (iii) the amendment of these By-Laws and (b) any provision of these By-Laws which by law, the Articles of Organization or these By-Laws requires action by the stockholders.

            Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.
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      Any By-Law adopted by the Directors may be amended or repealed by the stockholders entitled to vote on amending the By-Laws.

      10. MASSACHUSETTS CONTROL SHARE ACQUISITION ACT. The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to any "control share acquisition" of the corporation (as such term is defined in such Chapter
110D).
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                              AMENDMENT TO BY-LAWS

      By action of the Board of Directors on January 24, 2003, Article I,
Section 7 of the By-Laws of Analog Devices, Inc. is hereby deleted in its entirety and the following provision is implemented in lieu thereof:

7. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation and a proportionate vote for a fractional share so held by him, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. The delivery of a proxy on behalf of a stockholder consistent with telephonic or electronically transmitted instructions obtained pursuant to procedures of the corporation reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution and delivery of such proxy by or on behalf of such stockholder. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purported to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.